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Exhibit 99

CONTACT:	Gordon Beittenmiller Chief Financial Officer (713) 830-9600	777 Post Oak Blvd, Suite 500 Houston, Texas 77056 713-830-9600 Fax 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER RESULTS

— Significant Increase in Backlog to Another Record—Higher Quarterly Earnings —

        Houston, TX—November 2, 2004—Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning ("HVAC") services, today announced net income of $3,490,000 or $0.09 per diluted share, for the quarter ended September 30, 2004, as compared to net income of $175,000 or $0.00 per diluted share, in the third quarter of 2003. Prior year earnings included charges related to both discontinued operations and restructuring. Income from continuing operations for the third quarter of 2003 was $2,595,000 or $0.07 per diluted share. Current quarter income reflects a 34.5% gain over this amount. Excluding restructuring charges and the effect of divested units not reported as discontinued operations, net income from ongoing operations for the third quarter of 2003 was $3,220,000 or $0.08 per diluted share. Current quarter income reflects an increase of 8.4% over this amount.

        The Company reported revenues from continuing operations of $211,530,000 in the current quarter, an increase of 1.8% as compared to $207,740,000 in 2003. The Company also reported free cash flow of $4,158,000 in the current quarter as compared to negative free cash flow of $6,943,000 in 2003. Backlog as of September 30, 2004 was a record $516,344,000, up 5.7% from $488,584,000, the previous record as of June 30, 2004, and up 17.4% from $439,632,000 on a same-store basis as of September 30, 2003.

        Bill Murdy, Comfort Systems USA's Chairman and CEO, said, "Comfort continued its positive progress this quarter, although at a slower pace in earnings than we are capable of. Among the factors reducing our income were increased costs associated with operational consolidation in certain of our Western operations, an uncharacteristically down quarter at one of our Southeast operations, and reserves on a project where we are in discussions with the customer which we believe will lead to significantly improved recovery. In addition, our Southeast operations contended with four hurricanes this quarter, including four direct hits in our Florida and Alabama operations. We estimate that these factors decreased our earnings by at least $0.04 per share this period. While we never expect a quarter to be challenge-free, we believe this set of factors is largely nonrecurring. And we believe our results, which show modest improvement even with these setbacks, reflect underlying strength across our operations."

        Murdy added, "This strength could be seen in our significant improvement in backlog, during a quarter in which increased seasonal activity usually reduces backlog. This improvement was driven by new business bookings, which continued at solid levels in October. We see continuing improvement in industry activity levels, and we believe our operations are capitalizing on this in their markets."

        The Company reported net income from continuing operations for the nine months ended September 30, 2004 of $8,805,000 or $0.22 per diluted share as compared to $902,000 or $0.02 per diluted share in 2003. Excluding charges for restructuring, debt cost writeoff, and divested units not reported in discontinued operations, net income from ongoing operations was $4,023,000 or $0.11 per diluted share for the nine months ended September 30, 2003.

        The Company reported revenues of $608,279,000 from continuing operations for the first nine months of 2004, as compared to $585,808,000 in 2003. Excluding divested units not reported in discontinued operations, same-store revenues were up 4.6% from $581,767,000 in 2003.

        Murdy continued, "We continued our steady strengthening of our balance sheet this quarter, with a significant increase in free cash flow over last year's third quarter, and cash-net-of-debt position that has now grown to over $11 million. With an industry environment that we believe is stable to improving, we believe we are well positioned to finish out 2004 with growing operating results, and move into 2005 with good prospects for ongoing growth."

        As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, November 3, 2004 at 10:00 a.m. Central Time. The call-in number for this conference call is 1-712-271-3364. A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday, November 10, 2004 by calling 1-402-998-0719.

        Comfort Systems USA is a premier provider of business solutions addressing workplace comfort, with 60 locations in 49 cities around the nation. For more information, visit the Company's website at www.comfortsystemsusa.com.

        This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the lack of a combined operating history and the difficulty of integrating formerly separate businesses, retention of key management, national and regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with debt financing or bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

—Financial table follows—

Comfort Systems USA, Inc.
Consolidated Statements of Operations
For the Three Months and Nine Months Ended September 30, 2004 and 2003
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2004	%	2003	%	2004	%	2003	%
Revenues	$211,530	100.0%	$207,740	100.0%	$608,279	100.0%	$585,808	100.0%
Cost of services	178,250	84.3%	172,900	83.2%	511,854	84.1%	490,079	83.7%

Gross profit	33,280	15.7%	34,840	16.8%	96,425	15.9%	95,729	16.3%
SG&A	26,687	12.6%	27,825	13.4%	79,459	13.1%	86,999	14.9%
Restructuring charges	—	—	949	0.5%	—	—	3,223	0.6%

Income from operations	6,593	3.1%	6,066	2.9%	16,966	2.8%	5,507	0.9%
Interest expense, net	334	0.2%	1,078	0.5%	1,113	0.2%	2,672	0.5%
Other expense (income)	135	0.1%	(42)	—	405	0.1%	105	—
Write-off of debt costs	—	—	—	—	—	—	823	0.1%

Income before taxes	6,124	2.9%	5,030	2.4%	15,448	2.5%	1,907	0.3%
Income taxes	2,634		2,435		6,643		1,005

Income from continuing operations	3,490	1.6%	2,595	1.2%	8,805	1.4%	902	0.2%
Discontinued operations:
Operating income, net of income tax expense of $0, $229, $27 and $454	—		353		39		715
Estimated loss on disposition, including income tax expense of $0, $43, $235 and $274	—		(2,773)		(137)		(3,685)

Net income (loss)	$3,490		$175		$8,707		$(2,068)

Income (loss) per share:
Basic—
Income from continuing operations	$0.09		$0.07		$0.23		$0.02
Discontinued operations—
Income from operations	—		0.01		—		0.02
Estimated loss on disposition	—		(0.08)		—		(0.09)

Net income (loss)	$0.09		$0.00		$0.23		$(0.05)

Diluted—
Income from continuing operations	$0.09		$0.07		$0.22		$0.02
Discontinued operations—
Income from operations	—		0.01		—		0.02
Estimated loss on disposition	—		(0.08)		—		(0.09)

Net income (loss)	$0.09		$0.00		$0.22		$(0.05)

Shares used in computing income (loss) per share:
Basic	38,418		37,713		38,298		37,659
Diluted	39,455		38,454		39,457		38,081

Note 1: The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options, warrants and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Information Relating to Earnings (Loss) Per Share (amounts in thousands, except for per share amounts) (unaudited)

	Three Months Ended September 30, 2004					Three Months Ended September 30, 2003
	Income from continuing operations (after tax)		Shares		Income per share	Income from continuing operations (after tax)		Shares		Income per share
Basic earnings per share	$3,490		38,418		$0.09	$2,595		37,713		$0.07
Adjustment to income from continuing operations (after tax):
Remove mark-to-market increase in the amount of warrant and put obligation (after tax)	—	(a)				—	(a)
Adjustments to shares:
Effect of shares issuable under stock option plans			998					516
Effect of shares issuable related to warrant			—	(a)				—	(a)
Effect of contingently issuable restricted shares			39					225

Diluted earnings per share	$3,490		39,455		$0.09	$2,595		38,454		$0.07

	Nine Months Ended September 30, 2004					Nine Months Ended September 30, 2003
	Income from continuing operations (after tax)		Shares		Income per share	Income from continuing operations (after tax)		Shares		Income per share
Basic earnings per share	$8,805		38,298		$0.23	$902		37,659		$0.02
Adjustment to income from continuing operations (after tax):
Remove mark-to-market increase in the amount of warrant and put obligation (after tax)	—	(a)				—	(a)
Adjustments to shares:
Effect of shares issuable under stock option plans			1,108					197
Effect of shares issuable related to warrant			—	(a)				—	(a)
Effect of contingently issuable restricted shares			51					225

Diluted earnings per share	$8,805		39,457		$0.22	$902		38,081		$0.02

        (a)   Exclusion of the mark-to-market adjustment to the amount of the warrant and put obligation for this period would increase earnings per share, or be anti-dilutive. In accordance with generally accepted accounting principles, this anti-dilutive impact is excluded from determining diluted earnings (loss) per share. The warrant was exercised, and the related put rights terminated, in October, 2004. As a result of this exercise, both basic and diluted shares outstanding will increase by approximately 408,000 shares during the fourth quarter of 2004, and mark-to-market adjustments in our Statement of Operations in connection with this warrant and put obligation will discontinue.

Supplemental Non-GAAP Information Relating to Ongoing Operations (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2004	%	2003	%	2004	%	2003
Revenues	$211,530		$207,740		$608,279		$585,808
Divested units not reflected in discontinued operations	—		(4)		—		(4,041)

Revenues from ongoing operations	211,530	100.0%	207,736	100.0%	608,279	100.0%	581,767	100.0%

Cost of services	178,250		172,900		511,854		490,079
Divested units not reflected in discontinued operations	—		(9)		—		(4,046)

Cost of services from ongoing operations	178,250	84.3%	172,891	83.2%	511,854	84.1%	486,033	83.5%

Gross profit from ongoing operations	33,280	15.7%	34,845	16.8%	96,425	15.9%	95,734	16.5%

Selling, general and administrative expenses	26,687		27,825		79,459		86,999
Divested units not reflected in discontinued operations	—		(11)		—		(754)

Selling, general and administrative expenses from ongoing operations	26,687	12.6%	27,814	13.4%	79,459	13.1%	86,245	14.8%

Operating income from ongoing operations, excluding restructuring charges	6,593	3.1%	7,031	3.4%	16,966	2.8%	9,489	1.6%

Interest expense, net	334	0.2%	1,078	0.5%	1,113	0.2%	2,672	0.5%
Other expense (income)	135	0.1%	(42)	—	405	0.1%	105	—

Income from ongoing operations before income taxes, excluding restructuring charges and the write-off of debt costs	6,124		5,995		15,448		6,712
Income tax expense	2,634		2,775		6,643		2,689

Income from ongoing operations (after tax), excluding restructuring charges and the write-off of debt costs	$3,490	1.6%	$3,220	1.6%	$8,805	1.4%	$4,023	0.7%

Income from continuing operations (after tax)	$3,490		$2,595		$8,805		$902
Divested units not reflected in discontinued operations (after tax)	—		8		—		491
Restructuring charges (after tax)	—		617		—		2,095
Write-off of debt costs (after tax)	—		—		—		535

Income from ongoing operations (after tax), excluding restructuring charges and the write-off of debt costs	$3,490	1.6%	$3,220	1.6%	$8,805	1.4%	$4,023	0.7%

Diluted earnings per share—income from ongoing operations (after tax), excluding restructuring charges and the write-off of debt costs	$0.09		$0.08		$0.22		$0.11

Note 1: Operating results from ongoing operations, excluding restructuring charges and the write-off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties. However, this measure is not considered a primary measure of an entity's financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2: The bottom two calculations in the above table show income from ongoing operations (after tax) and related earnings per share information excluding divested units not reflected in discontinued operations, restructuring charges and the write-off of debt costs. The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information—Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2004	%	2003	%	2004	%	2003	%
Net income (loss)	$3,490		$175		$8,707		$(2,068)
Discontinued operations	—		2,420		98		2,970
Income taxes	2,634		2,435		6,643		1,005
Write-off of debt costs	—		—		—		823
Other expense (income)	135		(42)		405		105
Interest expense, net	334		1,078		1,113		2,672
Depreciation	1,315		1,289		3,617		3,979
Divested units not reflected in discontinued operations	—		16		—		759
Restructuring charges	—		949		—		3,223

EBITDA	$7,908	3.7%	$8,320	4.0%	$20,583	3.4%	$13,468	2.3%

Note 1: The Company defines earnings before interest, taxes, depreciation and amortization (EBITDA) as net income (loss), excluding discontinued operations, income taxes, write-off of debt costs, other expense (income), interest expense, net, depreciation, divested units not reflected in discontinued operations, and restructuring charges. EBITDA may be defined differently by other companies. EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly, EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
Cash and cash equivalents	$20,493	$10,129
Accounts receivable, net	176,227	167,567
Costs and estimated earnings in excess of billings	22,825	16,162
Other current assets	25,945	29,644

Total current assets	245,490	223,502
Property and equipment, net	12,529	13,223
Goodwill	103,470	103,470
Other noncurrent assets	9,262	10,915

Total assets	$370,751	$351,110

Current maturities of long-term debt	$2,076	$1,594
Accounts payable	58,894	58,516
Billings in excess of costs and estimated earnings	35,213	29,657
Other current liabilities	53,235	49,532

Total current liabilities	149,418	139,299
Long-term debt	7,273	8,809
Other long-term liabilities	2,800	2,342

Total liabilities	159,491	150,450
Total equity	211,260	200,660

Total liabilities and equity	$370,751	$351,110

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Cash flow from operating activities	$5,121	$(6,437)	$12,781	$5,143
Cash flow from investing activities	$(807)	$(510)	$(1,631)	$(5,096)
Cash flow from financing activities	$(526)	$3,352	$(793)	$1,669
Cash flow from operating activities	$5,121	$(6,437)	$12,781	$5,143
Taxes paid related to the sale of businesses	—	—	—	10,371
Purchases of property and equipment	(963)	(714)	(3,180)	(2,661)
Proceeds from sales of property and equipment	—	208	283	319

Free cash flow	$4,158	$(6,943)	$9,884	$13,172

Note 1: Free cash flow is defined as cash flow from operating activities excluding items related to sales of businesses, less customary capital expenditures, plus the proceeds from asset sales. Free cash flow may be defined differently by other companies. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

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  Exhibit 99